UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2020

Date of Report

(Date of earliest event reported)

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1780 55th Street, Suite C

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 993-5271

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Trading Platform
Common Stock	SRNA	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 26, 2020, Surna Inc., a Nevada corporation (the “Company”), notified ACM LLP, 2015 Clubhouse Drive, #203, Greeley, CO 80634 (“ACM”), that the Company had dismissed ACM as its independent registered public accounting firm. The dismissal of ACM was approved by the Board of Directors of the Company (the “Board”).

Pursuant to applicable rules, the Company makes the following additional disclosures:

1. ACM has served as the Company’s independent registered public accounting firm since 2017.

2. ACM’s reports on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2019 and 2018, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained explanatory paragraphs in respect to uncertainty as to the Company’s ability to continue as a going concern and the change in its method of accounting for leases due to the adoption of the Accounting Standards Codification Topic 842, Leases, which was discussed in Footnote 4 to the consolidated financial statements for the year ended December 31, 2019. During the fiscal years ended December 31, 2019 and 2018, and through May 26, 2020, there were no disagreements with ACM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to ACM’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years.

3. During the fiscal years ended December 31, 2019 and 2018 and through May 26, 2020, there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K, other than certain material weaknesses in respect of effectiveness of internal controls over certain aspects of the financial reporting process because: (i) the Company lacks a sufficient complement of personnel with a level of accounting expertise and an adequate supervisory review structure that is commensurate with the financial reporting requirements of the Company, (ii) there is inadequate segregation of duties due to the limited number of accounting personnel, and (iii) the Company has insufficient controls and processes in place to adequately verify the accuracy and completeness of spreadsheets that we use for a variety of purposes including revenue, taxes, stock-based compensation and other areas, and place significant reliance on, for our financial reporting.

4. On May 28, 2020, the Company engaged Sadler, Gibb & Associates, L.L.C. (“SGA”), located at 2455 East Parleys Way, Suite 320, Salt Lake City, UT 84109, as its new independent registered public accounting firm. The engagement of SGA was approved by the Board.

5. During the fiscal years ended December 31, 2019 and 2018 and thereafter through May 28, 2020, the Company did not consult with SGA with respect to any matter whatsoever including without limitation with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided ACM with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated May 28, 2020, is filed as Exhibit 16.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

16.1 Letter from ACM LLP dated May 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA INC.

	By:	/S/ Anthony K. McDonald
	Name:	Anthony K. McDonald
	Title:	Chief Executive Officer

Dated: May 29, 2020